UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report: January 28, 2008
(Date of earliest event reported)
McAfee, Inc.
(Exact Name of Registrant as specified in Charter)

Delaware (State or other Jurisdiction of incorporation)	Commission File No.: 001-31216	77-0316593 (I.R.S. Employer Identification No.)
3965 Freedom Circle
Santa Clara, California 95054
(Address of Principal Executive Offices, including zip code)
(408) 346-3832
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 28, 2008, upon recommendation from the Governance and Nominations Committee, the Board of Directors of McAfee, Inc. appointed each of Messrs. Carl Bass and Tom Darcy to the Board. Mr. Bass will serve as a Class I director and stand for re-election at the Company’s 2008 Annual Meeting of Stockholders. Mr. Darcy will serve as a Class III director and, as a result of the Company’s inability to convene a 2007 Annual Meeting of Stockholders, he will also stand for re-election at the Company’s 2008 Annual Meeting of Stockholders. Mr. Bass was appointed to the Governance and Nominations Committee and Mr. Darcy was appointed to the Audit Committee. On January 28, 2008, the Company also entered into its standard form of written indemnification agreement for its officers and directors with each of Messrs. Bass and Darcy. A copy of the press release issued on January 30, 2008 announcing their appointments is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits:

99.1	Press Release, dated January 30, 2008, announcing the appointment of Messrs. Bass and Darcy to the Company’s Board of Directors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McAfee, Inc.
Date: February 1, 2008	By:	/s/ Eric F. Brown
Eric F. Brown
Chief Operating Officer and Chief Financial Officer